REQUEST FOR ANNUITY
Hartford Life Insurance Company
The Company above is referenced to herein as "Hartford Life."

THE HARTFORD

U.S.P.S.-First Class or Express-Mail to: The Hartford - IPS, P.O. Box 5085, Hartford, CT 06102-5085

Private Express Mail: The Hartford - IPS, 1 Griffin Road North, Windsor, CT 06095

1. CONTRACT OWNER (REQUIRED)

Ownership Type: ☐ Individual ☐ Trust* ☐ CRT* ☐ UGMA ☐ UTMA ☐ NRA* ☐ Corporation* ☐ Other ______________ * Additional Forms may be required

☐ Mr. ☐ Mrs. ☐ Ms.	Gender: ☐ M ☐ F	**Non-U.S. Citizen:** (REQUIRED) If joint owner is a Non-U.S. citizen, specify country of citizenship. ______	
First Name	MI	Last Name	
Additional Owner Information (e.g., Name of Trust/Corporation)		Email Address	
Social Security Number/TIN	Date of Birth	Daytime Telephone Number	
Residential Address (Permanent Physical Address, No P.O. Box)	City	State	ZIP
Mailing Address (If different from above)			

2. JOINT CONTRACT OWNER (If any)

☐ Mr. ☐ Mrs. ☐ Ms.	First Name	MI / Last Name
Gender: ☐ M ☐ F	Date of Birth	Social Security Number/TIN
Relationship to Contract Owner		**Non-U.S. Citizen:** (REQUIRED) If joint owner is a Non-U.S. citizen, specify country of citizenship. ______

3. ANNUITANT (Required if different from Contract Owner)

☐ Mr. ☐ Mrs. ☐ Ms.	First Name	MI	Last Name
Gender: ☐ M ☐ F	Date of Birth	Social Security Number/TIN	Daytime Telephone Number
Residential Address (Permanent Physical Address, No P.O. Box)	City	State	ZIP
Mailing Address (If different from above)			
Relationship to Contract Owner			

4. CONTINGENT ANNUITANT (If any)

☐Mr. ☐Mrs. ☐Ms.	First Name	MI	Last Name
Gender: ☐M ☐F	Date of Birth	Social Security Number/TIN	Relationship to Contract Owner

5. BENEFICIARY (IES) (Unless indicated otherwise, proceeds will be divided equally. Please attach a separate sheet to add additional beneficiaries.)

☐Primary ______%	First Name	MI	Last Name
Relationship to Contract Owner	Date of Birth	Social Security Number/TIN	
☐Primary ☐Contingent ______%	First Name	MI	Last Name
Relationship to Contract Owner	Date of Birth	Social Security Number/TIN	
☐Primary ☐Contingent ______%	First Name	MI	Last Name
Relationship to Contract Owner	Date of Birth	Social Security Number/TIN	

Providing your beneficiary's Social Security Number/TIN will help to expedite beneficiary claims and will ensure that the company can identify the proper beneficiary.

6. PLAN TYPE OF NEW CONTRACT (REQUIRED- Complete Section A or Section B)

A. Non Qualified ☐Non-Qualified New Purchase ☐1035(a) Tax-Free Exchange

B. Qualified ☐New Contribution for tax year ______________ ☐Transfer ☐Rollover

INDIVIDUALLY OWNED			EMPLOYER PLAN - ALLOCATED		
☐Traditional IRA	☐Roth IRA	☐SEP IRA	☐401(k)	☐401(a)	☐Keogh/HR-10
☐Custodial IRA	☐SIMPLE IRA (Non-DFI only)		☐Other: ______________		
☐Individual 401(k)					

7. PREMIUM PAYMENT (Make check payable to Hartford Life Insurance Company) $______________

8. RATE LOCK-90 DAY

1035(a) Exchange/Transfer Rate Lock ☐Yes ____________%

Estimated dollar amount $ ____________

If Rate Lock is not selected, the rate will be determined when Hartford Life receives the funds. If Rate Lock is selected, the paperwork must be signed while the rate is in effect, and received in good order by Hartford Life prior to the next rate change.

If multiple guarantee periods are elected, please provide estimated dollar amounts in Section 9.

9. INITIAL GUARANTEE PERIOD AND INVESTMENT AMOUNT

☐ 3 Years $ ____________________ ☐ 4 Years $ ____________________ ☐ 5 Years $ ____________________

☐ 6 Years $ ____________________ ☐ 7 Years $ ____________________ ☐ 8 Years $ ____________________

☐ 9 Years $ ____________________ ☐ 10 Years $ ____________________

By checking more than one box, you are indicating a desire to allocate your premium to more than one guarantee period. Please note that a separate contract will be established for each duration selected above. You will receive a separate contract and statement for each duration you select. Be sure to indicate the premium amount to be allocated to each guarantee period selected. The total of the individual dollar amounts allocated to the selected guarantee periods must equal the total premium payment being invested. In the case of an exchange/transfer and the exact dollar amount can not be determined, please provide percentages.

10. ANNUITY COMMENCEMENT DATE (Optional)

Date Annuity Payments Begin

________ ________ ____________

Month Day Year

11. SPECIAL REMARKS

____

____

12. OWNER(S) ACKNOWLEDGEMENTS (All questions in this section MUST be completed)

☐ No ☐ Yes - Do you have an existing life insurance policy or annuity contract currently in force or applied for? If YES, additional state replacement paperwork may be required.

☐ No ☐ Yes - Will the annuity applied for replace one or more existing annuity or life insurance contracts? If YES, additional state replacement paperwork may be required.

☐ RECEIPT OF A PROSPECTUS IS HEREBY ACKNOWLEDGED. If not checked, the appropriate prospectus will be mailed to you.

The following states require insurance applicants to acknowledge a fraud warning statement specific to that state. Please refer to the specific fraud warning statement for your state as indicated below. If your state is not separately listed, please refer to the NAIC Model Fraud Statement outlined below. Your signature and date on this application (and Joint Owner if applicable) also indicates that you acknowledge the fraud warning applicable in your state of residence and, if applicable, the state in which this application is signed.

NAIC Model Fraud Statement: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Arkansas/Colorado/Kentucky/Maine/New Mexico/Oklahoma/Tennessee/Washington: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

I/we hereby represent that the answers to the information provided on this request for an annuity are correct to the best of my knowledge and belief. I/WE UNDERSTAND THAT ANNUITY PAYOUT OPTIONS OR SURRENDER VALUES PROVIDED BY THE CONTRACT FOR WHICH I/WE ARE APPLYING FOR ARE SUBJECT TO A MARKET VALUE ADJUSTMENT AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

Signed at:

State*	Date	Contract Owner Signature (Trustee/Custodian, if applicable)	Joint Contract Owner Signature (If applicable)

*** If the state above is different than residence state, please submit a Contract Situs Verification Form (HL-15120).**

13. REGISTERED REPRESENTATIVE ACKNOWLEDGEMENTS

☐ No ☐ Yes - Do you, as agent, have reason to believe that the applicant has an existing life insurance policy or annuity contract in force or applied for? If YES, additional state replacement paperwork may be required.

☐ No ☐ Yes - Do you, as agent, have reason to believe the contract requested will replace existing annuities or life insurance? If YES, additional state replacement paperwork may be required.

____
Licensed Agent Signature

First Name	MI	Last Name	
Broker/Dealer	Broker/Dealer Street Address		
City	State	ZIP	Licensed Agent SSN
Business Telephone Number	Fax Number		Email Address
Broker/Dealer Client Account Number			

NOT INSURED BY FDIC OR ANY FEDERAL GOVERNMENT AGENCY	MAY LOSE VALUE	NOT A DEPOSIT OF OR GUARANTEED BY ANY BANK OR ANY BANK AFFILIATE

FDIC BANK